UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 25, 2014

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 520, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 25, 2014, the United States Court of Appeals for the Seventh Circuit ruled on two sets of pending appeals concerning certain environmental matters in the Lower Fox River and Green Bay in Wisconsin (the "Site").

In NCR Corp. v. Geo. A. Whiting Paper Co., which we previously disclosed as the "Whiting Litigation," the court of appeals vacated the decision regarding allocation of responsibility and remanded the case to the district court to consider whether additional "equitable factors" would affect the district court’s decision to allocate all costs associated with the OU2-5 cleanup and all natural resources damages to NCR, or whether, after considering additional factors, the district court would restore the original allocation.

In the Whiting Litigation opinion, the court of appeals also affirmed the district court’s decision that NCR would not bear a share of liability for the cleanup that the P. H. Glatfelter Company (the "Company"), WTM I Company and Menasha Corporation performed in Little Lake Butte des Morts, also known as OU1.

In United States v. P. H. Glatfelter Co. and NCR Corporation, which we have previously disclosed as the "Government Action," the court of appeals vacated an injunction issued May 1, 2013, requiring the Company and others to comply with the requirements of a unilateral administrative order ("UAO") issued in November 2007 for implementation of remedial action in Operable Units 2-5 of the Site. The Company and others remain subject to the UAO, but the court of appeals held that the United States is not entitled to an injunction to enforce it. In addition to the parties subject to the UAO, other parties have certain responsibilities to implement the remedies.

The cleanup work under the UAO is presently proceeding under NCR’s direction. The UAO may obligate the Company, with others, to assure that the ongoing cleanup continues at a satisfactory pace. The Whiting Litigation will ultimately reallocate among the parties all costs incurred to complete the work based upon "equitable factors."

The Company is evaluating the court of appeals’ rulings and the impact, if any, on the Company’s related reserves and future cash flows. There can be no assurance that these rulings will not have a material adverse effect on the Company’s consolidated financial position, liquidity or results of operations.

Caution Concerning Forward Looking Statements

Certain statements included in this Form 8-K which pertain to management’s expectations or assessments are "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current evaluations or expectations and are subject to numerous risks, uncertainties and other unpredictable or uncontrollable factors which may cause actual results to differ materially from the Company’s expectations. Various risks and other factors that could cause future results to differ materially from those expressed in the forward-looking statements include, but are not limited to: further district court decisions on matters related to the Fox River; the ultimate determination of the allocation of costs amongst parties in the matter; the scope of the Company’s obligations, if any, to the United States government and the State of Wisconsin and other factors. In light of these risks, uncertainties and other factors, the forward-looking events discussed in this Form 8-K may not occur and readers are cautioned not to place undue reliance on these forward looking statements. The forward-looking statements speak only as of the date of this Form 8-K and the Company undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this Form 8-K. More information about these factors is contained in the Company’s filings with the U.S. Securities and Exchange Commission, which are available at www.glatfelter.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

September 29, 2014	By:	John P. Jacunski

Name: John P. Jacunski
Title: Executive Vice President and Chief Financial Officer